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                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of NUMAR Corporation on Form S-8 (File No. 333-4046) of our report dated March 4, 1997, on our audits of consolidated financial statements of NUMAR Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.
Wayne, Pennsylvania
March 24, 1997